Effective September 26, 2013 the
Companys American Depositary Share
(ADS) Ratio Changed from Each
American Depositary Share represents
one quarter (1.4) of one deposited share to Each ADS (1) Represents Two And A
Half (2.5) Ordinary Shares.

Exhibit A to Deposit Agreement

UPON SURRENDER OF THIS RECEIPT, AS A
RESULT OF, AND TO THE EXTENT REQUIRED
BY, THE OPERATION OF THE JAPANESE
COMMERCIAL CODE, THE DEPOSITARY WILL
EFFECT THE DELIVERY TO THE OWNER
HEREOF, OF SHARES OF ACOM CO. LTD.
REPRESENTED BY THE AMERICAN
DEPOSITARY SHARES EVIDENCED HEREBY
ONLY IN 10 SHARES (OR SUCH OTHER
NUMBER OF SHARES AS THE ARTICLES OF
INCORPORATION OF ACOM CO. LTD. MAY
PROVIDE AS A UNIT OF SHARES FOR THE
PURPOSE OF THE JAPANESE COMMERCIAL
CODE, AS SUCH ARTICLES OF
INCORPORATION MAY BE AMENDED FROM
TIME TO TIME) OR AN INTEGRAL MULTIPLE
THEREOF.

No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents onequarter  of one deposited
Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SHARES OF COMMON STOCK
OF
ACOM CO. LTD.
(INCORPORATED UNDER THE
LAWS OF JAPAN)
      The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that                                  , or
registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES
representing deposited shares of common
stock (herein called Shares) of ACOM CO.
LTD., incorporated under the laws of Japan
(herein called the Company). At the date hereof, each American Depositary Share represents onequarter (14) of one Share which is either deposited or subject to deposit under the deposit agreement at the Tokyo office of Sumitomo The Bank of
Tokyo  Mitsubishi, Ltd. (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of August 22, 2005
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and holders from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and holders of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities at the
time represented by the deliverable portion
(as defined in Article (3) hereof) of the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of (a) Shares in the name of the
Owner hereof or as ordered by him or by
certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by him
(or, on or after certain provisions of the
Clearing Law coming into force, by transfer
of title to Shares to the account of such
Owner or as ordered by him under the
bookentry transfer system in accordance
with the provisions of the Clearing Law) and
(b) any other securities, property and cash to
which such Owner is then entitled in respect
of this Receipt to such Owner or as ordered
by him.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided
that the forwarding of certificates for Shares
or other Deposited Securities for such
delivery at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.  Notwithstanding any
other provision of the Deposit Agreement or
this Receipt, the surrender of outstanding
Receipts and withdrawal of Deposited
Securities may be suspended only for (i)
temporary delays caused by closing the
transfer books of the Depositary or the
Company or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii)
the payment of fees, taxes and similar
charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations
relating to the Receipts or to the withdrawal
of the Deposited Securities.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This Receipt
may be split into other such Receipts, or may
be combined with other such Receipts into
one Receipt, evidencing the same aggregate
number of American Depositary Shares as
the Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, splitup,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of
any applicable fees as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to Article (22) hereof.  Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act, unless a registration
statement is in effect as to such Shares.
      Upon surrender of a Receipt or
Receipts by an Owner to the Depositary, as
a result of, and to the extent required by, the
operation of applicable provisions of the
Japanese Commercial Code or any other
Japanese law, the Depositary will effect
delivery to such Owner of only that portion
of Shares (and any other Deposited
Securities relating to such Shares)
comprising a Unit or an integral multiple
thereof (the deliverable portion of such
Receipt or Receipts).  For the purpose of the
foregoing sentence, the deliverable portion
shall be determined on the basis of the
aggregate number of Shares represented by
the entire amount of American Depositary
Shares evidenced by the Receipt or Receipts
surrendered by the same Owner at the same
time.  The Depositary will promptly advise
such Owner as to the amount of Shares and
Deposited Securities, if any, represented by
the nondeliverable portion of such Receipt
or Receipts and shall deliver to such Owner
a new Receipt evidencing such
nondeliverable portion.  In addition, the
Depositary shall notify such Owner of the
additional amount of American Depositary
Shares which such Owner would be required
to surrender in order for the Depositary to
effect delivery of all the Shares and
Deposited Securities represented by the
American Depositary Shares of such Owner.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, nonassessable and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted
under the Securities Act.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or holder of a Receipt
may be required from time to time to file
with the Depositary or the Custodian such
proof of citizenship or residence, exchange
control approval, or such information
relating to the registration on the books of
the Company or the Foreign Registrar, if
applicable, to execute such certificates and
to make such representations and warranties,
as the Depositary may deem necessary or
proper.  The Depositary may withhold the
delivery or registration of transfer of any
Receipt or the distribution of any dividend
or sale or distribution of rights or of the
proceeds thereof or the delivery of any
Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in Japan which is
then performing the function of the
regulation of currency exchange, if
applicable.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock split under the
Japanese Commercial Code, which means
any kind of stock split in relation to the
Shares, including a subdivision of, dividend
in, or free distributions of Shares declared
by the Company or an exchange of stock
regarding the Receipts or Deposited
Securities or a distribution of Receipts
pursuant to Section 4.3 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to or
from the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit Agree-
ment, (4) such expenses as are incurred by
the Depositary in the conversion of foreign
currency pursuant to Section 4.5, (5) a fee of
$5.00 or less per 100 American Depositary
Shares (or portion thereof) for the execution
and delivery of Receipts pursuant to
Section 2.3, 4.3 or 4.4 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to in clause (5)
above which would have been charged as a
result of the deposit of such securities (for
purposes of this clause (7) treating all such
securities as if they were Shares) but which
securities are instead distributed by the
Depositary to Owners, (8) a fee of $.02 or
less per American Depositary Share (or
portion thereof)for depositary services,
which will accrue on the last day of each
calendar year and which will be payable as
provided in clause (9) below; provided,
however, that no fee will be assessed under
this clause (8) if a fee was charged pursuant
to clause (6) above during that calendar year
and (9) any other charge payable by the
Depositary, any of the Depositarys agents,
including the Custodian, or the agents of the
Depositarys agents in connection with the
servicing of Shares or other Deposited
Securities (which charge shall be assessed
against Owners as of the date or dates set by
the Depositary in accordance with Section
4.6 of the Deposit Agreement and shall be
payable at the sole discretion of the
Depositary by billing such Owners for such
charge or by deducting such charge from
one or more cash dividends or other cash
distributions).
      The Depositary, subject to
Section 2.9 of the Deposit Agreement, may
own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRERELEASE OF RECEIPTS.
      Notwithstanding Section 2.3 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.2 of
the Deposit Agreement (PreRelease).  The
Depositary may, at its own risk and expense
and without any liability on the part of the
Company to any Owner, pursuant to Section
2.5 of the Deposit Agreement, deliver
Shares upon the receipt and cancellation of
Receipts which have been PreReleased,
whether or not such cancellation is prior to
the termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfactory of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to be
delivered that such person, or its customer,
owns the Shares or Receipts to be remitted,
as the case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five (5) business days
notice, and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of Shares represented by American
Depositary Shares which are outstanding at
any time as a result of PreReleases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is transferable
by delivery with the same effect as in the
case of a negotiable instrument; provided,
however, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g32(b) under the Securities
Exchange Act of 1934.
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.  Nothing in the Deposit
Agreement shall create any obligation on the
part of the Company to send, cause to be
sent, or arrange for the mailing of, such
notices, reports, or communications to any
Owner.
      The Depositary shall keep books at
its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into Dollars and shall
distribute the amount thus received (net of
the fees and expenses of the Depositary as
provided in the Deposit Agreement, if
applicable) to the Owners of Receipts
entitled thereto, provided, however, that in
the event that the Company or the
Depositary shall be required to withhold and
does withhold from such cash dividend or
such other cash distribution in respect of any
Deposited Securities an amount on account
of taxes, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Section 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall
cause the securities or property received by it
to be distributed to the Owners of Receipts
entitled thereto, after deduction or upon
payment of any fees and expenses of the
Depositary or any taxes or other
governmental charges, in any manner that
the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in
the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a stock split
under the Japanese Commercial Code
referred to in Article (7) hereof, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such stock split, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares in
any such case, the Depositary shall sell the
amount of Shares represented by the
aggregate of such fractions by public or
private sale (or, if such sale is not possible
with respect to any portion of such Shares
which is less than a full Unit, by sale of
portion to the Company in accordance with
the applicable provisions of the Japanese
Commercial Code, any other Japanese law
and the Share Handling Regulations of the
Company) and distribute the net proceeds,
all in the manner and subject to the
conditions set forth in the Deposit
Agreement.  If additional Receipts are not
so distributed, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In connection with any distribution
to Owners, the Company or its agent will
remit to the appropriate governmental
authority or agency all amounts (if any)
required under applicable law to be withheld
and remitted by the Company or such agent
and owing to such governmental authority or
agency by the Company or such agent; and
the Depositary and the Custodian will remit
to the appropriate governmental authority or
agency all amounts (if any) required under
applicable law to be withheld and remitted
by the Depositary or the Custodian and
owing to such authority or agency by the
Depositary or the Custodian.  The
Depositary shall forward to the Company or
its agent such information from its records as
the Company may reasonably request to
enable the Company or its agent to file
necessary reports with governmental
authorities or agencies.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants andor
instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.9 of the
Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall
have discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon payment
by such Owner to the Depositary for the
account of such Owner of an amount equal
to the purchase price of the Shares to be
received upon the exercise of the rights, and
upon payment of the fees and expenses of
the Depositary and any other charges as set
forth in such warrants or other instruments,
the Depositary shall, on behalf of such
Owner, exercise the rights and purchase the
Shares, and the Company shall cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary will
cause the Shares so purchased to be
deposited pursuant to Section 2.2 of the
Deposit Agreement, and shall, pursuant to
Section 2.3 of the Deposit Agreement,
execute and deliver Receipts to such Owner.
 In the case of a distribution pursuant to the
second paragraph of this Article, such
Receipts shall be legended in accordance
with applicable U.S. laws, and shall be
subject to the appropriate restrictions on sale,
deposit, cancellation and transfer under such
laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of the Securities Act; provided,
however, that nothing in the Deposit
Agreement shall create any obligation on the
part of the Company to file a registration
statement with respect to such rights or
underlying securities or to endeavor to have
such a registration statement declared
effective.  If an Owner of Receipts requests
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under such the Securities Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United
States for the Company upon which the
Depositary may rely that such distribution to
such Owner is exempt from such
registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any stock split under the Japanese
Commercial Code referred to in Article (7),
or any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date, which date, for the
purposes of clause (a)(i) and (a)(ii) below,
shall be as close as practicable to the
corresponding record date, if any, for the
Shares or other Deposited Securities
established by the Company, (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution, the additional
Receipts evidencing an aggregate number of
American Depositary Shares representing
amount of Shares receivable as a result of
such stock split or rights or the net proceeds
of the sale thereof or (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting, or (b) on or after which
each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion of
the Depositary, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary from the
Company, (b) a statement that the Owners
of Receipts as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of Japanese law
and of the Articles of Incorporation and
Share Handling Regulations of the
Company, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given, including an
express indication that such instructions may
be given or deemed given in accordance
with the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated by the Company.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable unless prohibited by applicable
law as the Company may advise the
Depositary from time to time, to vote or
cause to be voted the amount of Shares or
other Deposited Securities represented by
the American Depositary Shares evidenced
by such Receipt in accordance with the
instructions set forth in such request.  So
long as under Japanese law or the Articles of
Incorporation of the Company votes may
only be cast in respect of one or more whole
Units of Shares, (i) the same instructions
received from Owners shall be aggregated
and the Depositary shall endeavor insofar as
is practicable to vote or cause to be voted
the number of whole Units in respect of
which such instructions as so aggregated
have been received, in accordance with such
instructions, and (ii) such Owners
acknowledge and agree that, if the
Depositary has received the same
instructions any portion of which, after
aggregation of all such instructions,
constitutes instructions with respect to less
than a whole Unit of Shares, the Depositary
will be unable to vote or cause to be voted
the Shares to which such portion of the
instructions applies.   The Depositary shall
not vote or attempt to exercise the right to
vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions or
deemed instructions.  If no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Owners Receipts on or before the
Instruction Date, the Depositary shall deem
such Owner to have instructed the
Depositary to give a discretionary proxy to a
person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities, provided,
that no such instruction shall be deemed
given with respect to any matter as to which
the Company informs the Depositary (and
the Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of
Shares.
      Nothing in the Deposit Agreement
shall create any obligation on the part of the
Company to send, cause to be sent, or
arrange for the mailing of, the notice
described in the preceding paragraph to any
Owner.  There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any splitup,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent, in addition to the
existing Deposited Securities, if any, the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a stock
split under the Japanese Commercial Code
referred to in Article (7) hereof, or call for
the surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
holder of any Receipt, if by reason of any
provision of any present or future law or
regulation of the United States, Japan or any
other country, or of any governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of
the Articles of Incorporation of the
Company, or by reason of any provision of
any Securities issued or distributed by the
Company, or any Offering or distribution
thereof or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from, or be subject to any civil or
criminal penalty on account of, doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed; nor shall the Depositary
or the Company incur any liability to any
Owner or holder of a Receipt by reason of
any nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, for the inability of any Owner or
holder to benefit from any distribution,
offering, right or other benefit which is
made available to holders of Deposited
Securities but is not, under the terms of the
Deposit Agreement, made available to
Owners or holders, or for any special,
consequential or punitive damages for any
breach of the terms of the Deposit
Agreement. Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
 Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it in
good faith to be competent to give such
advice or information.  The Depositary shall
not be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good faith.
 The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against,
and hold each of them harmless from, any
liability or expense (including, but not
limited to, the reasonable fees and expenses
of counsel) which may arise out of any
registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates.  The
indemnities contained in the preceding
sentence shall not extend to any liability or
expense which arises solely and exclusively
out of a PreRelease (as defined in Section
2.9 of the Deposit Agreement) of a Receipt
or Receipts in accordance with Section 2.9
and which would not otherwise have arisen
had such Receipt or Receipts not been the
subject of a PreRelease pursuant to Section
2.9, provided, however, that the indemnities
provided in the preceding paragraph shall
apply to any such liability or expense (i) to
the extent that such liability or expense
would have arisen had a Receipt or Receipts
not be the subject of a PreRelease, or (ii)
which may arise out of any misstatement or
alleged misstatement or omission or alleged
omission in any registration statement, proxy
statement, prospectus (or placement
memorandum), or preliminary prospectus (or
preliminary placement memorandum)
relating to the offer or sale of American
Depositary Shares, except to the extent any
such liability or expense arises out of (i)
information relating to the Depositary or any
Custodian (other than the Company), as
applicable, furnished in writing and not
materially changed or altered by the
Company expressly for use in any of the
foregoing documents, or, (ii) if such
information is provided, the failure to state a
material fact necessary to make the
information provided not misleading.  No
disclaimer of liability under the Securities
Act is intended by any provision of the
Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement written notice of its election so
to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 90 days prior written notice
of such removal, which shall become
effective upon the later to occur of the (i)
90th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
and holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts pursuant to
the second paragraph of Section 5.6 of the
Deposit Agreement.  Every Owner of a
Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to consent
and agree to such amendment and to be
bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for
such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners of all Receipts
then outstanding if at any time 30 days shall
have expired after the Depositary shall have
delivered to the Company a written notice
of its election to resign and a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement.  On and after the
date of termination, the Owner of a Receipt
will, upon (a) surrender of such Receipt at
the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.5 of the Deposit
Agreement and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender
of a Receipt, any expenses for the account
of the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement by public of private sale
(or, if such sale is not possible with respect
to any portion of such Shares which is less
than a full Unit, by sale of such portion to
the Company in accordance with the
applicable provisions of the Japanese
Commercial Code, any other Japanese law
and the Articles of Incorporation and the
Share Handling Regulations of the
Company) and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held
by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F6
Registration Statement, as amended from
time to time, under the Securities Act.
23.	SUBMISSION TO
JURISDICTION;
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
      The Company hereby (i) irrevocably
designates and appoints Puglisi &
Associates, 850 Liberty Avenue, Suite 204,
P.O. Box 885, Newark, DE 19715, as the
Companys authorized agent upon which
process may be served in any suit or
proceeding brought against the Company in
any state or federal court in the State of
New York arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consents and submits to
the jurisdiction of any state or federal court
in the State of New York in which any such
suit or proceeding may be instituted, and (iii)
agrees that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
Notwithstanding the foregoing, the rights of
holders of Shares, and other Deposited
Securities, and the duties and obligations of
the Company in respect to such holders, as
such, shall be governed by the laws of Japan.
 The Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or this
Agreement remains in force.  In the event
the Company fails to continue such
designation and appointment in full force
and effect, the Company hereby waives
personal service of process upon it and
consents that any such service of process
may be made by certified or registered mail,
return receipt requested, directed to the
Company at its address last specified for
notices hereunder, and service so made shall
be deemed completed five (5) days after the
same shall have been so mailed.
24.	CHANGE IN UNIT.
      The Company agrees that it shall give
notice to Owners pursuant to the second
paragraph of Section 5.6 of the Deposit
Agreement of any amendment to its Articles
of Incorporation increasing the number of
Shares previously designated as a Unit at
least thirty days prior to the effectiveness of
such amendment.
25.	DISCLOSURE OF BENEFICIAL
OWNERSHIP.
      (a)	Without prejudice to the
requirements of applicable law concerning
disclosure of beneficial ownership of Shares,
any Beneficial Owner (as defined below) of
American Depositary Shares who becomes,
or ceases to be, directly or indirectly the
Beneficial Owner of more than five percent
(5%) of all outstanding Shares (whether such
interest is held in whole or in part through
Receipts) shall, within five (5) days
(excluding Saturdays, Sundays and legal
holidays in any part of Japan) following such
event, send written notice to the Company
at its head office in Japan as specified in
Section 7.5 containing the following
information:
(i)	the name, address and
nationality of such Beneficial
Owner and all other persons
by whom or on whose behalf
such Shares have been
acquired or are held; the
number of American
Depositary Shares and total
Shares (including American
Depositary Shares)
beneficially owned directly or
indirectly by such Beneficial
Owner immediately before
and immediately after the
event requiring notification;
the names and addresses of
any persons other than the
Depositary, the Custodian, or
either of their nominees,
through whom such
beneficially owned Shares are
held, or in whose name such
Shares are registered in the
Companys transfer book, and
the respective numbers of
Shares beneficially held
through each such person; the
date or dates of acquisition of
the beneficial interest in such
Shares; and the number of
any Shares; and the number
of any Shares in which such
Beneficial Owner has the
right to acquire directly or
indirectly beneficial
ownership and material
information as to such right(s)
of acquisition;
and
(ii)	the names, addresses
and nationalities of any
persons with whom such
Beneficial Owner is acting as
a partnership, limited
partnership, syndicate or
other group for the purpose
of acquiring, holding, voting
or disposing of a beneficial
interest in Shares; and the
number of Shares being
acquired, held, voted or
disposed of as a result of
such association (being the
total number held by such
group).
      Any Beneficial Owner of more than
five percent (5%) of all outstanding Shares
shall promptly notify the Company as
provided above of any material change in
the information previously notified,
including, without limitation, a change of
more than one (1%) in the percentage of
total Shares to which the beneficial
ownership relates.
      As used herein, the term Beneficial
Owners of Shares means a person who,
directly or indirectly, through any contract,
trust arrangement, understanding,
relationship, or otherwise, has an interest in
any Shares (other than the Depositary,
Custodian or any of their nominees) which
underlie any American Depositary Shares
issued hereunder (including having the right
to exercise or control the exercise of any
right conferred by the holding of such
Shares or the power to vote or to direct
voting or the power to dispose or to direct
disposition) and includes any owner of an
American Depositary Share hereunder.
      (b)	Without prejudice to the
requirements of applicable law and the
provisions of the Companys Articles of
Incorporation, any Beneficial Owner of
Shares shall, if so requested in writing by the
Company, provide such information with
respect to the beneficial ownership of Shares
(including not only Shares underlying
American Depositary Shares, but also any
other Shares in which such Beneficial Owner
has an interest) by such Beneficial Owner as
is requested by the Company.  Such
Beneficial Owner shall provide such
information to the Company in writing
within the time specified by the Company.
Copies of such request and response shall be
contemporaneously sent to the Depositary at
its Corporate Trust Office.  The Depositary
agrees to use reasonable efforts to comply
with reasonable and practicable written
instructions received from the Company
requesting that the Depositary forward any
such requests to the Owners and to forward
to the Company the responses to such
requests received by the Depositary, if that
disclosure is permitted under the applicable
law.
      (c)	If the Company notifies the
Depositary in writing that a particular
Beneficial Owner has not complied with
subsections (a) or (b), the Depositary agrees to use reasonable efforts to comply with reasonable and practicable written instructions of the Issuer to not vote or cause to be voted any Shares held by it or any Custodian as to which such Beneficial
Owner of such Shares shall have failed to comply with the provisions of subsections
(a) or (b) above.


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